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                      CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated October 31, 1997, ac-companying the financial statements of the Dean Witter Select Equity Trust, Select Global Series 97-6, Select Global 30 Portfolio 97-6, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                   Deloitte & Touche LLP
                                   Deloitte & Touche LLP



October 31, 1997
New York, New York